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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of ConnectInc.com, Co. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Calico Commerce, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999 with respect to the financial statements and the related financial statement schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP
San Jose, California
December 20, 1999